Exhibit 5.1

Mitchell Silberberg & Knupp llp A Law Partnership Including Professional Corporations

December 7, 2016

Board of Directors ClearSign Combustion Corporation 12870 Interurban Avenue South Seattle, WA 98168

Dear Board:

We have acted as counsel to ClearSign Combustion Corporation, a Washington corporation (the “Company”), in connection with the (i) distribution to existing stockholders of non-transferable subscription rights (the “Subscription Rights”) to purchase up to 2,594,082 units (“Units”), with each unit consisting of one share (the “Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”) and a two year warrant (the “Warrants”) to purchase one share of the Company’s Common Stock; (ii) the issuance and sale of Units upon exercise of the Subscription Rights by the Company’s existing stockholders; (iii) the issuance and sale of any Units that are not subscribed for by the Company’s existing stockholders (the “Offered Units”); and (iv) if the Company so elects, the issuance of Units (the “Agent Units”) to MDB Capital Group, LLC (the “Placement Agent”) as compensation for placement agent services. The Units, Offered Units, Agent Units, Shares, Warrants, and shares of Common Stock underlying the Warrants (the “Warrant Shares”) are included in a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on December 29, 2016, amended on January 5, 2016 and declared effective on January 7, 2016 (Registration No. 333-208784) (the “Registration Statement”), and are being offered pursuant to a base prospectus (the “Base Prospectus”) and a prospectus supplement dated December 7, 2016 filed with the Commission pursuant to Rule 424(b) (the “Prospectus Supplement”) under the Act. The Offered Units and, if issued, the Agent Units and the underlying Shares and Warrants are being sold or issued pursuant to a Dealer Management and Placement Agent Agreement, dated December 7, 2016 between the Company and the Placement Agent, as dealer manager and placement agent for the Company. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the issuance of the Units, the Offered Units, the Agent Units, the Shares, the Warrants and the shares of Common Stock thereunder.

In connection with this opinion, we have examined the Registration Statement, the Base Prospectus, the Prospectus Supplement, the form of Non-Transferable Subscription Rights Certificate which evidences the Subscription Rights, the form of Warrant Agreement, and the form of Warrant Certificate, which evidences the Warrants and such other documents as we have considered appropriate or necessary for purposes of this letter (collectively, the “Documents”). We also have examined such records and proceedings of the Company including the records of the meetings of the Board of Directors of the Company and have made such searches and examined such other documents, statutes, public records, and certificates of officers of the Company and public officials and have considered such matters of fact and questions of law as we have considered relevant, necessary, or advisable in order to enable us to give the opinions herein expressed.

11377 West Olympic Boulevard, Los Angeles, California 90064-1683 Phone: (310) 312-2000 Fax: (310) 312-3100 Website: www.msk.com

Board of Directors

December 7, 2016

The opinions expressed herein are limited to the current federal laws of the United States and the Washington Business Corporation Act as such laws presently exist and to the facts as they presently exist and are subject to the qualification that the enforcement of each of the Documents may be limited by applicable bankruptcy, insolvency, and other laws of general application affecting the enforcement of creditors’ rights generally from time to time in effect and the discretion of courts of competent jurisdiction in granting equitable remedies including the remedies of specific performance and injunction. We express no opinion with respect to the effect or applicability of the laws of any other jurisdiction.  We assume no obligation to revise or supplement this opinion letter should the laws of such jurisdiction be changed after the date hereof by legislative action, judicial decision, or otherwise. We express no opinion herein concerning any state securities or blue sky laws.

We assume the legal capacity of all natural persons, the genuineness of all signatures appearing on the documents examined by us, the authenticity and completeness of all documents submitted to us as originals, and the conformity to the originals of all documents submitted to us as certified, notarized, conformed or photostatic copies, or facsimiles. With respect to all matters of fact we have relied entirely upon the representations of the parties set forth in the Documents, and representations and certifications of officers of the Company we may obtain from the Company, and have assumed, with your permission and without independent inquiry or investigation, the accuracy of those representations and certificates.

When an opinion or other statement set forth herein is given to our knowledge, with reference to matters of which we are aware or that are known to us, or with a similar qualification, the relevant knowledge or awareness is limited to the actual knowledge or awareness of the individual lawyers in this firm who have participated directly in the specific transactions to which this opinion letter relates.

We understand that all of the foregoing assumptions and limitations are acceptable to you.

Subject to and relying upon the foregoing and the other matters and limitations set forth herein, it is our opinion that, as of the date hereof:

1.             The Units and the Offered Units when issued and delivered against payment therefor, and the Agent Units if issued and delivered to the Placement Agent as compensation, all in the manner contemplated by the Registration Statement, including the Base Prospectus and Prospectus Supplement, will be validly issued, fully paid and non-assessable.

Board of Directors

December 7, 2016

2.             The Shares, when issued and delivered against payment therefor, in accordance with the terms of the Subscription Rights Certificate and in the manner contemplated by the Registration Statement, including the Base Prospectus and Prospectus Supplement, will be validly issued, fully paid and non-assessable.

3.             The Warrants, when issued and delivered against payment therefor, in accordance with the terms of the Warrant Certificate and in the manner contemplated by the Registration Statement, including the Base Prospectus and Prospectus Supplement, will be validly issued, fully paid and non-assessable.

4.             The shares of Common Stock, when issued and delivered against payment therefor, in accordance with the terms of the Warrant Agreement and in the manner contemplated by the Registration Statement, including the Base Prospectus and Prospectus Supplement, will be validly issued, fully paid and non-assessable.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, as further limited above, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

This opinion is rendered to you in connection with the offering described above. This opinion may not be relied upon for any other purpose, or furnished to, quoted or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Current Report on Form 8-K of the Company being filed on the date hereof and to the reference to our firm in the Prospectus Supplement and the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Mitchell Silberberg & Knupp LLP